EXHBIT 99.1

Borneo Resource Investments Improves Balance Sheet Through Debt Restructuring

Debt reduced by $2,500,000 in exchange for 100,000 shares of Borneo stock and a promissory note

BOTHELL, Wash., December 19, 2013 -- Borneo Resource Investments Ltd. (OTCQB:BRNE) (the "Company" or "Borneo"), a mining company that mines gold and develops producing gold mines as well as coal mining properties in Indonesia, today announced it has, through its subsidiary PT Puncak Kalabat, executed a Debt Restructuring Agreement with the seller of the “Talawaan Property”, a producing gold mine.

Borneo had acquired Talawaan for a purchase price of $5,000,000 and owed an aggregate balance of $4,650,000 as of December 17, 2013. Per the Debt Restructuring Agreement executed on December 17, 2013 the parties have agreed to reduce the balance to be paid by $2,500,000 from $4,650,000 to $2,150,000, in exchange for 100,000 shares of Borneo stock and a non-interest bearing promissory note.

For September 30, 2013, the Company had reported current liabilities of $7.1 million, including the amount owed for the purchase of Talawaan and a total stockholders’ deficit of $595,052. On a proforma basis, applying the debt restructuring to the September 30, 2013 balance sheet, the Company would have reported current liabilities of $4.6 million and a total stockholders’ equity of $1.9 million.

Borneo started gold production at Talawaan in June of 2013 and completed its first full quarter of production at the property in the third quarter of 2013, putting the Company into profitability for that quarter.

“This Debt Restructuring Agreement is a result of our strengthening relationship with the seller and other leaders in the region. Following our acquisition of Talawaan, we have acquired two additional gold properties and we are currently evaluating other opportunities as well. The seller lowered the amount owed for Talawaan in exchange for equity, a continuing business relationship and to obtain a promissory note with a fixed payment schedule. We believe the seller of Talawaan is pleased to become a shareholder of Borneo and we look forward to doing more business with him and other property holders in the region,” commented Borneo CEO Nils Ollquist.

“With this transaction we improve our balance sheet and strengthen our financial position. This will be very important as we pursue additional funding opportunities and work towards a listing on a national securities exchange in the United States”, Ollquist concluded.

About Borneo Resource Investments Ltd.

Borneo Resource Investments Ltd. (OTCQB:BRNE) is a mining company that mines gold and develops producing gold mines as well as coal mining properties in the Republic of Indonesia. Borneo's current assets include three gold properties, two of which are producing gold. Cash flow-producing investments in gold properties help fund Borneo’s operations and investments in gold, while the Company develops high value, longer-term investments in thermal “coal concessions,” which are properties that can be mined for coal. Borneo currently has one coal concession in the Borneo region of Indonesia.  Indonesia was the 8th largest gold producing nation in 2012 and the world’s largest exporter of coal, with $25 billion exported in 2012.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. Words such as "believe", "estimate", "will be", "will", "would", "expect", "anticipate", "plan", "project", "intend", "could", "should" or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.

For example, we are using forward looking statements when we discuss the indications that estimate the potential revenue that may be generated from this property. These forward-looking statements are based on the current expectations of the management of Borneo Resource Investments Ltd. only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in the price of natural resources, a change in the estimate of natural resources on our concessions, a change in the ability to extract the natural resources, changes in Indonesian law, risks associated with counterparty default in any of our agreements and the ability to acquire funding. Except as otherwise required by law, Borneo Resource Investments Ltd. undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Related Links: http://www.borneore.com

Investor Relations Contacts:

Borneo Resource Investments Ltd.
R. Scott Chaykin, CFO
schaykin@borneore.com

or

Corporate Profile, LLC
Dilek Mir, Managing Director
310-591-5619